Exhibit 99.1
Microvast Reports First Quarter 2023 Financial Results

•Revenue increased 28.1% year over year to $47.0 million, exceeding original guidance
•Adjusted gross margin increased to 13.5%
•Achieved record backlog of $486.7 million

HOUSTON, Texas, USA, May 9, 2023 — Microvast Holdings, Inc. (NASDAQ:MVST) (“Microvast” or the “Company”), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, today announced unaudited condensed consolidated financial results for the first quarter ended March 31, 2023 (“Q1 2023”).

“In the first quarter, we delivered stronger than anticipated year-over-year revenue growth, led by the initial production ramp up of several of our commercial vehicle customers in Europe” said Yang Wu, Microvast’s Founder, Chairman, President and Chief Executive Officer. “We are very pleased to have completed our expansion and have begun trial production in Huzhou, China which adds 2GWh of production capacity for our new 53.5Ah cell. In addition, our Clarksville, Tennessee facility remains on track for start of production in the fourth quarter, bringing our total 53.5Ah capacity additions this year to 4GWh. Customer adoption of our new cell is very strong and over 50% of our new capacity in Huzhou is already under contract.”

"We are pleased to report another quarter of solid growth with improving gross margins and another record backlog of $486.7 million, which really underpins our revenue plan for this year, and gives us the conviction to raise our guidance,” said Craig Webster, Microvast’s Chief Financial Officer. “We are very encouraged by the level of customer engagement and interest in our Clarksville plant, which along with anticipated IRA credits, is providing multiple project finance opportunities.”

Results for Q1 2023

•Revenue of $47.0 million, compared to $36.7 million in Q1 2022, an increase of 28.1%

•Gross margin increased to 10.3% from gross margin of 0% in Q1 2022; Non-GAAP adjusted gross margin increased to 13.5%, up from 5.2% in Q1 2022

•Operating expenses of $36.2 million, compared to $43.4 million in Q1 2022; Adjusted operating expenses of $19.8 million, compared to $31.1 million in Q1 2022

•Net loss of $29.6 million, compared to net loss of $43.8 million in Q1 2022; Non-GAAP adjusted net loss of $11.7 million, compared to non-GAAP adjusted net loss of $29.1 million in Q1 2022

•Net loss per share of $0.10 compared to net loss per share of $0.15 in Q1 2022; Non-GAAP adjusted net loss per share of $0.04, compared to non-GAAP adjusted net loss per share of $0.10 in Q1 2022

•Adjusted EBITDA of $(7.5) million in Q1 2023, compared to Adjusted EBITDA of $(23.1) million in Q1 2022

•Backlog as of March 31, 2023 was $486.7 million, representing growth of 302.9% compared to $120.8 million in backlog as of March 31, 2022 and sequential growth of 18.6% compared to $410.5 million in backlog at December 31, 2022.

•Capital expenditures of $35.9 million, compared to $41.1 million in Q1 2022, and were driven by investments in manufacturing capacity expansions in Huzhou, China and Clarksville, Tennessee

•Cash, cash equivalents, restricted cash and short-term investments equalled $285.8 million as of March 31, 2023, compared to $327.7 million as of December 31, 2022 and $470.7 million as of March 31, 2022

Please refer to the tables at the end of this press release for reconciliations of gross profit to non-GAAP adjusted gross profit, and net loss to non-GAAP adjusted net loss and non-GAAP adjusted EBITDA.

2023 Outlook

•Due to a stronger than expected Q1 2023 performance and underpinned by a record backlog of $486.7 million, the company is raising its full year 2023 revenue guidance to a range of $348 million and $368 million, reflecting year over year growth of 70% to 80%, up from 65% to 75% previously.

•For Q2 2023, the company expects revenue to be in the range of $63 million to $67 million.

•Deliveries of new 53.5Ah cell starting in second quarter from new cell, module and pack line in Huzhou, China and in fourth quarter from Clarksville, Tennessee

•Capital expenditures for the full year are anticipated to be in the range of $180.0 million to $210.0 million

Webcast Information

Company management will host a conference call and webcast to discuss the Company’s financial results on May 9, 2023, at 5:00 p.m. Central Time, to discuss the Company's financial results. The live webcast and accompanying slide presentation will be accessible from the Events & Presentations section of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event. Investment community professionals interested in participating in the Q&A session may join the call by dialing +1 (631) 891-4304.

About Microvast

Founded in 2006 as a research and technology driven company, Microvast has evolved into a global technology leader in the design, development and manufacture of battery solutions for mobile and stationary applications.

Since placing its first battery systems into operation in electric buses more than a decade ago, Microvast has expanded its business to serve a broad range of commercial, passenger and specialty vehicles, including mining, material handling, and power vehicles and equipment, as well as grid-scale energy storage applications.

Microvast is renowned for its cutting-edge cell technology and its vertical integration capabilities which extend from core battery chemistry (cathode, anode, electrolyte, and separator) to modules and packs. By integrating the process from raw material to system assembly, Microvast has developed a family of products covering a breadth of market applications, including electric vehicles, energy storage and battery components. Microvast is headquartered in Stafford, Texas. For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

Contact:

Investor Relations
ir@microvast.com
(346) 309-2562

Monica Gould
monica@blueshirtgroup.com
(212) 871-3927

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding our industry and market sizes, and future opportunities for us. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (2) risk that we may not be able to execute our growth strategies or achieve profitability; (3) risks of operations in China; (4) the impact of inflation; (5) changes in availability and price of raw materials; (6) changes in the markets that we target; (7) heightened awareness of environmental issues and concern about global warming and climate change; (8) risk that we are unable to secure or protect our intellectual property; (9) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (10) risk that our customers will adjust, cancel or suspend their orders for our products; (11) risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; (12) risk of product liability or regulatory lawsuits or proceedings relating to our products or services; (13) economic, financial and other impacts of the coronavirus (“COVID-19”) pandemic, including global supply chain disruptions; and (14) the conflict between Russia and Ukraine and any restrictive actions that have been or may be taken by the U.S. and/or other countries in response thereto, such as sanctions or export controls. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit (loss), non-GAAP adjusted EBITDA and non-GAAP adjusted net loss, which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit and net income (loss), are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit is GAAP gross profit as adjusted for non-cash stock-based compensation expense included in cost of revenues. Non-GAAP adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in valuation of warrant liabilities. Non-GAAP adjusted net loss per common share is GAAP net loss per common share as adjusted for non-cash stock-based compensation expense and change in valuation of warrant liabilities per common share. Non-GAAP adjusted EBITDA is defined as net loss excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant liability and income tax expense or benefit.

We use non-GAAP adjusted gross profit, non-GAAP adjusted EBITDA and non-GAAP adjusted net loss for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures, gross profit and net income (loss), provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result, such information may be presented differently in our future filings with the SEC. For example, with respect to the warrant liability resulting from the merger, we now exclude changes in fair value from net loss in our non-GAAP adjusted EBITDA and non-GAAP adjusted net loss calculation, which had not been done in prior periods.

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	December 31, 2022	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$231,420	$200,305
Restricted cash, current	70,732	60,164
Short-term investments	25,070	25,313
Accounts receivable (net of allowance for credit losses of $4,407 and $3,270 as of December 31, 2022 and March 31, 2023, respectively)	119,304	88,911
Notes receivable	2,196	21,202
Inventories, net	84,252	87,669
Prepaid expenses and other current assets	12,093	13,472
Total Current Assets	545,067	497,036
Restricted cash, non-current	465	11
Property, plant and equipment, net	335,140	443,051
Land use rights, net	12,639	12,618
Acquired intangible assets, net	1,636	3,691
Operating lease right-of-use assets	16,368	18,461
Other non-current assets	73,642	29,113
Total Assets	$984,957	$1,003,981

Liabilities
Current liabilities:
Accounts payable	$44,985	$41,243
Advance from customers	54,207	53,059
Accrued expenses and other current liabilities	66,720	93,147
Income tax payables	658	658
Short-term bank borrowings	17,398	21,842
Notes payable	68,441	67,804
Total Current Liabilities	252,409	277,753
Long-term bonds payable	43,888	43,888
Long-term bank borrowings	28,997	29,122
Warrant liability	126	109
Share-based compensation liability	131	138
Operating lease liabilities	14,347	15,825
Other non-current liabilities	32,082	31,317
Total Liabilities	$371,980	$398,152

Shareholders’ Equity
Common Stock (par value of US$0.0001 per share, 750,000,000 and 750,000,000 shares authorized as of December 31, 2022 and March 31, 2023; 309,316,011 and 309,427,448 shares issued, and 307,628,511 and 307,739,948 shares outstanding as of December 31, 2022 and March 31, 2023)	$31	$31
Additional paid-in capital	1,416,160	1,434,221
Statutory reserves	6,032	6,032
Accumulated deficit	(791,165)	(820,746)
Accumulated other comprehensive loss	(18,081)	(15,861)
Total Microvast Holding, Inc. shareholders’ equity	612,977	603,677
Noncontrolling interests	$—	$2,152
Total Equity	$612,977	$605,829
Total Liabilities and Equity	$984,957	$1,003,981

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended March 31,
	2022	2023
Revenues	$36,668	$46,973
Cost of revenues	(36,655)	(42,115)
Gross profit	13	4,858
Operating expenses:
General and administrative expenses	(26,101)	(20,385)
Research and development expenses	(11,309)	(10,861)
Selling and marketing expenses	(5,998)	(4,988)
Total operating expenses	(43,408)	(36,234)
Subsidy income	137	77
Loss from operations	(43,258)	(31,299)
Other income and expenses:
Interest income	314	1,381
Interest expense	(796)	(459)
Changes in fair value of warrant liability	(435)	17
Other income, net	399	789
Loss before provision for income taxes	(43,776)	(29,571)
Income tax expense	—	—
Net loss	$(43,776)	$(29,571)
Less: net income attributable to noncontrolling interests	—	10
Net loss attributable to Microvast Holdings, Inc.'s shareholders	$(43,776)	$(29,581)
Net loss per common share
Basic and diluted	$(0.15)	$(0.10)
Weighted average shares used in calculating net loss per share of common stock
Basic and diluted	298,843,016	307,714,841

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended March 31,
	2022	2023
Cash flows from operating activities
Net loss	$(43,776)	$(29,571)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	12	824
Depreciation of property, plant and equipment	5,310	4,892
Amortization of land use right and intangible assets	143	205
Noncash lease expenses	557	658
Share-based compensation	28,130	17,929
Changes in fair value of warrant liability	435	(17)
Reversal of credit losses	(545)	(1,094)
Provision for obsolete inventories	471	—
Impairment loss from property, plant and equipment	6	—
Product warranty	2,685	2,530
Changes in operating assets and liabilities:
Notes receivable	(13,468)	(21,340)
Accounts receivable	8,746	32,293
Inventories	(4,878)	(7,039)
Prepaid expenses and other current assets	(2,586)	(857)
Amounts due from/to related parties	85	—
Operating lease right-of-use assets	(18,945)	(2,493)
Other non-current assets	(51)	288
Notes payable	9,391	(936)
Accounts payable	(8,605)	(3,956)
Advance from customers	2,063	(1,179)
Accrued expenses and other liabilities	(6,165)	(3,434)
Operating lease liabilities	16,146	1,239
Other non-current liabilities	(75)	(108)
Net cash used in operating activities	(24,914)	(11,166)

Cash flows from investing activities
Purchases of property, plant and equipment	(41,061)	(35,922)
Proceeds on disposal of property, plant and equipment	1	340
Purchase of short-term investments	—	(243)
Net cash used in investing activities	(41,060)	(35,825)

Cash flows from financing activities
Proceeds from borrowings	—	4,384
Repayment of bank borrowings	—	—
Net cash generated from financing activities	—	4,384
Effect of exchange rate changes	598	470
Decrease in cash, cash equivalents and restricted cash	(65,376)	(42,137)
Cash, cash equivalents and restricted cash at beginning of the period	536,109	302,617
Cash, cash equivalents and restricted cash at end of the period	$470,733	$260,480

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-Continued
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended March 31,
	2022	2023
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$416,165	$200,305
Restricted cash	54,568	60,175
Total cash, cash equivalents and restricted cash	$470,733	$260,480

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2022	2023
Revenues	$36,668	$46,973
Cost of revenues	(36,655)	(42,115)
Gross profit (GAAP)	$13	$4,858
Gross margin	—%	10.3%

Non-cash settled share-based compensation (included in cost of revenues)	1,899	1,504
Adjusted gross profit (non-GAAP)	$1,912	$6,362
Adjusted gross margin (non-GAAP)	5.2%	13.5%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(In thousands of U.S. dollars, except per share data, or as otherwise noted)

	Three Months Ended March 31,
	2022	2023
Net loss (GAAP)	$(43,776)	$(29,571)
Changes in fair value of warrant liability	435	(17)
Non-cash settled share-based compensation	14,257	17,921
Adjusted Net Loss (non-GAAP)	$(29,084)	$(11,667)

	Three Months Ended March 31,
	2022	2023
Net loss per common share-Basic and diluted (GAAP)	$(0.15)	$(0.10)
Changes in fair value of warranty liability per common share	—	—
Non-cash settled share-based compensation per common share	0.05	0.06
Adjusted net loss per common share-Basic and diluted (non-GAAP)	$(0.10)	$(0.04)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2022	2023
Net loss (GAAP)	$(43,776)	$(29,571)
Interest expense (income), net	482	(922)
Income tax expense	—	—
Depreciation and amortization	5,453	5,097
EBITDA (non-GAAP)	$(37,841)	$(25,396)
Changes in fair value of warrant liability	435	(17)
Non-cash settled share-based compensation	14,257	17,921
Adjusted EBITDA (non-GAAP)	$(23,149)	$(7,492)